                                                                    Exhibit 4.1


PREFERRED STOCK                                             PREFERRED STOCK

                                                                          CUSIP
                                                                SEE REVERSE FOR
$.01 Par Value                                              CERTAIN DEFINITIONS
                                                               AND RESTRICTIONS

                              SL GREEN REALTY CORP.
          a Corporation Formed Under the Laws of the State of Maryland.

THIS CERTIFIES THAT

IS THE OWNER

FULLY PAID AND NONASSESSABLE SHARES OF ____% SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE. $.01 PAR VALUE PER SHARE, OF

                              SL GREEN REALTY CORP.

(the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:


----------------------------------       -------------------------------------
Executive Vice President                 Chairman of the Board, President and
and Secretary                            Chief Executive Officer

Countersigned and Registered:
        AMERICAN STOCK TRANSFER & TRUST COMPANY
        Transfer AgentAnd Registrar

                              SL GREEN REALTY CORP.
                                 CORPORATE SEAL
                                      1997
                                    MARYLAND

                              SL GREEN REALTY CORP.

        The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the "Charter") , a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

        The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Acquire any shares of Series A Preferred Stock if, as a result of such Acquisition, such Person shall Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of 20% of the outstanding Series A Preferred Stock of the Corporation or
(ii) Beneficially Own or Constructively Own any shares of Series A Preferred Stock such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of 9% in value of the aggregate of the outstanding shares of Capital Stock of the Corporation. Any Person who Acquires or attempts to Acquire or Beneficially owns or Constructively owns shares of Series A Preferred Stock in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series A Excess Preferred Stock would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such transfer on the corporation's status as a REIT. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. Transfers in violation of the restrictions described above shall be void AB INITIO. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Series A Excess Preferred Stock which will be held in trust by the Corporation. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                           ---------------------------

 KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A
                            REPLACEMENT CERTIFICATE.

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                          ----------------------------

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        -as tenants in common        UNIF GIFT MIN ACT-__________ Custodian ___________
TEN ENT        -as tenants by the entireties                    (Cust)                (Minor)
JT TEN         -as joint tenants with right                    under Uniform Gifts Minors
                of survivorship and not as tenants             Act of __________________
                in common                                                  (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ___________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

------------------

------------------ ------------------------------------------------------------

_______________________________________________________________________________
  (Please Print or Typewrite Name and Address Including Zip Code, of Assignee)

______________________________________________________________________(       )
SHARES OF CAPITAL STOCK OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

______________________________________________________________________ATTORNEY
TO TRANSFER THE SAID SHARES OF CAPITAL STOCK ON THE BOOKS OF THE CORPORATION WITH POWER OF SUBSTITUTION IN THE PREMISES.

Dated_________________________
                                          NOTICE:  The Signature To This
                                          Assignment Must Correspond With The
                                          Name As Written Upon The Face Of The
                                          Certificate In Every Particular,
                                          Without Alteration Or Enlargement
                                          Or Any Change Whatever.

Signature Guaranteed By:                                           Signature(s)